UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2008
Mymetics Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	000-25132 (Commission File Number)	25-1741849 (IRS Employer Identification No.)

14, rue de la Colombiere 1260 Nyon, Switzerland (Address of principal executive offices)	NA (Zip Code)
Registrant’s telephone number, including area code: +011 41 22 363 13 10
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     The Registrant (“Mymetics”) entered into the Next Generation Immunogen Inducing Broadly Reactive Neutralizing Antibodies HIV-1 Consortium Agreement (the “NGIN Agreement”), effective February 11, 2008, among fifteen European charitable organizations, governmental entities, academic institutions and biotech companies, including Mymetics. Under the NGIN Agreement the consortium will receive a grant of €7.50 million ($11 million) from the European Commission to investigate new human immunodeficiency virus (“HIV”) antigen formulations for triggering broadly neutralizing antibodies in the blood and mucosal compartments, using various adjuvants and platform technologies based on virus-like particles. Mymetics will support this European consortium through its expertise with vaccination and HIV mucosal immune response and will provide access to the HIV virosomes technology for which Mymetics has received an exclusive license from Pevion Biotech Ltd. – nano biosynthetic lipid vesicles derived from the influenza virus.
     The preceding description of the NGIN Agreement is only a summary of this agreement and is qualified in its entirety by reference to that agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01.	Other Events.
     On February 14, 2008 Mymetics issued a press release announcing the grant it received under the NGIN Agreement. A copy of the press release is attached hereto and incorporated herein by reference as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

10.1	Next Generation Immunogen Inducing Broadly Reactive Neutralizing Antibodies HIV-1 Consortium Agreement effective as of February 11, 2008, by and among Mymetics and 14 other parties.

99.1	Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 19, 2008	MYMETICS CORPORATION
	By:	/s/ Christian Rochet
Christian Rochet
Chief Executive Officer